Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144470 of Kforce Inc. on Form S-8 of our report dated June 27, 2012 relating to the financial statements and supplemental schedule of the Kforce Government Practice Plan as of December 31, 2011 and for the year then ended, appearing in this Annual Report on Form 11-K of the Kforce Government Practice Plan for the year ended December 31, 2011.

/s/ Pender Newkirk & Company LLP Certified Public Accountants

Tampa, Florida
June 21, 2013